70 Maxess Road ▪ Melville, NY  11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP. REPORTS
FINANCIAL RESULTS FOR THE
SECOND QUARTER AND SIX MONTHS OF FISCAL YEAR 2010

MELVILLE, NY, October 8, 2009 -- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components, today reported financial results for the second quarter and six months of fiscal 2010 ended August 31, 2009.

Net sales for the quarter ended August 31, 2009 were $156,600,000 as compared to $211,813,000 for the comparable period last year, a decrease of 26.1%.  Net income for the quarter was $543,000 or $0.03 per diluted share as compared to net income of $192,000 or $0.01 per diluted share for the second quarter of the prior year.  The current quarter included a tax benefit of $0.07 per diluted share primarily related to a net operating loss and foreign income taxed at lower rates than the U.S.  Sequentially, net sales for the quarter ended August 31, 2009 increased $8,841,000 or 6.0%, from $147,759,000 in the first quarter of fiscal 2010.  Sequentially, for the current quarter ended August 31, 2009, growth in North America and Asia was $9,919,000 (11.9%) and $2,001,000 (4.4%), respectively, which was partially offset by a $3,079,000 (16.3%) decline in Europe.

For the six months ended August 31, 2009, net sales decreased to $304,360,000 or 26.1% from $411,965,000 in the comparable period last year.  The net loss for the six-month period was $401,000 or $0.02 per diluted share (including a tax benefit of $0.08 per diluted share) compared to net income of $1,347,000 or $0.07 per diluted share in the prior year.

Net of tax, the effect on diluted earnings per share related to professional fees associated with the ongoing SEC investigation of Vitesse Semiconductor Corp. was $0.01 and $0.06 for the three months and $0.02 and $0.08 for the six months ended August 31, 2009 and 2008, respectively.

Gross profit in the second quarter of fiscal 2010 decreased 27.1% compared to the prior comparable period.  The decline in gross profit is attributed to lower sales, as well as a change in the product mix to include a higher volume of lower margin business.  However, sequential gross profit increased $1,437,000 or 6.8% on the sequential increase in sales.

Arthur Nadata, Executive Chairman and Interim Chief Executive Officer of Nu Horizons stated, "During the second quarter economic conditions remained challenging but we are encouraged by the modest sequential increase in sales over the prior quarter.  Visibility remains unclear for the remainder of the year, however based on an improved backlog and previously announced new business initiatives, we believe the company is poised for improving financial performance compared to recent prior periods subject to the world economy continuing to emerge from the deep recession.  In August, we became a North American Alcatel-Lucent Master Distributor, which is expected to provide us the opportunity to elevate our Systems division by broadening our marketplace beyond the OEM community.  We continue to focus on cost-saving initiatives combined with our aggressive sales efforts.  Selling, general and administrative expenses decreased $6,425,000 or 22.0% over the second quarter of fiscal 2009 and $12,879,000 or 22.4% from the six month period ended August 31, 2008.  The decrease in selling, general and administrative expenses is primarily due to lower commission expenses as a result of lower sales, combined with cost-cutting initiatives instituted in the third and fourth quarter of fiscal 2009, including a reduction in workforce in both the third and fourth quarters of fiscal 2009, a salary reduction program implemented in the fourth quarter of fiscal 2009, a mandatory furlough program in both the first and second quarters of fiscal 2010, and a decrease in other operating expenses, including professional fees related to the ongoing SEC investigation of Vitesse."

Nu Horizons Electronics Corp. Reports Financial Results
for the Second Quarter and Six Months of Fiscal Year 2010	Page 2

"In the six months ended August 31, 2009, the company generated $18,329,000 of cash from operations and approximately $3,243,000 of debt was repaid.  We have a strong balance sheet and at August 31, 2009, the company had $146,994,000 in working capital including $19,046,000 of cash on hand," added Kurt Freudenberg, Executive Vice President and Chief Financial Officer.

A conference call to further discuss earnings will be held today at 4:30 pm ET.  The conference call may be accessed by dialing 1-800-263-8506 (international, dial 1-719-457-2665) and providing the passcode 7400008.  Listeners can also access the webcast live through the company's website at www.nuhorizons.com.  The webcast will be archived on the company’s website for 60 days following the call. An audio replay of the conference call will be available for seven days beginning at 7:30 p.m. Eastern time on October 8, 2009.  The audio replay dial-in number for North America is 1-888-203-1112 and 1-719-457-0820 for international callers.  The replay passcode is 7400008.  A transcript of the call will remain available on the company's website.

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and electronic manufacturing services providers (EMS). With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at www.nuhorizons.com.

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management.  Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company’s products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the  level of costs incurred in connection with the Company’s expansion efforts, the financial strength of the Company’s customers and suppliers and risks and costs related to the pending Vitesse-related SEC investigation.  Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity.  The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg
Executive Vice President and Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

 (Tables Follow)

Nu Horizons Electronics Corp. Reports Financial Results
for the Second Quarter and Six Months of Fiscal Year 2010	Page 3

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	August 31, 2009	August 31, 2008	August 31, 2009	August 31, 2008

NET SALES	$156,600,000	$211,813,000	$304,360,000	$411,965,000

COSTS AND EXPENSES:
Cost of sales	134,125,000	180,969,000	260,846,000	350,195,000
Selling, general and administrative expenses	22,852,000	29,277,000	44,545,000	57,424,000
	156,977,000	210,246,000	305,391,000	407,619,000

OPERATING (LOSS) INCOME	(377,000)	1,567,000	(1,031,000)	4,346,000

OTHER EXPENSE (INCOME)
Interest expense	270,000	882,000	693,000	1,816,000
Interest income	(7,000)	(2,000)	(10,000)	(4,000)
	263,000	880,000	683,000	1,812,000

(LOSS) INCOME BEFORE (BENEFIT) PROVISION FOR INCOME TAXES AND NONCONTROLLING INTEREST	(640,000)	687,000	(1,714,000)	2,534,000

(Benefit) provision for income taxes	(1,253,000)	403,000	(1,414,000)	976,000

CONSOLIDATED NET INCOME (LOSS)	613,000	284,000	(300,000)	1,558,000

Net income attributable to noncontrolling interest	70,000	92,000	101,000	211,000

NET INCOME (LOSS) ATTRIBUTED TO NU HORIZONS ELECTRONICS CORP.	$543,000	$192,000	$(401,000)	$1,347,000

NET INCOME (LOSS) PER COMMON SHARE ATTRIBUTABLE TO NU HORIZONS ELECTRONICS CORP.

Basic	$.03	$.01	$(.02)	$.07

Diluted	$.03	$.01	$(.02)	$.07

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	18,103,244	18,066,923	18,095,668	18,019,381
Diluted	18,156,640	18,206,320	18,095,668	18,246,377

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Nu Horizons Electronics Corp. Reports Financial Results
for the Second Quarter and Six Months of Fiscal Year 2010	Page 4

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS

	August 31, 2009	February 28, 2009
	(unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$19,046,000	$4,793,000
Accounts receivable – net of allowance for doubtful accounts of $3,310,000 and $3,438,000 as of August 31, 2009 and February 28, 2009, respectively	106,324,000	111,572,000
Inventories	85,917,000	107,877,000
Deferred tax asset	5,172,000	3,323,000
Prepaid expenses and other current assets	4,853,000	4,979,000
TOTAL CURRENT ASSETS	221,312,000	232,544,000

PROPERTY, PLANT AND EQUIPMENT – NET	4,828,000	4,827,000

OTHER ASSETS:
Cost in excess of net assets acquired	5,022,000	5,020,000
Intangibles – net	3,573,000	3,742,000
Other assets	4,268,000	5,222,000

TOTAL ASSETS	$239,003,000	$251,355,000

- LIABILITIES AND SHAREHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable	$57,747,000	$67,133,000
Accrued expenses	7,730,000	8,498,000
Bank debt	7,365,000	8,450,000
Income taxes payable	1,476,000	1,322,000
TOTAL CURRENT LIABILITIES	74,318,000	85,403,000

LONG TERM LIABILITIES
Bank debt	13,000,000	14,950,000
Deferred tax liability	1,899,000	1,903,000
Other long term liabilities	2,939,000	2,590,000
TOTAL LONG TERM LIABILITIES	17,838,000	19,443,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.0066 par value, 50,000,000 shares authorized; 18,517,379 and 18,578,946 shares issued and outstanding as of August 31, 2009 and February 28, 2009, respectively	122,000	122,000
Additional paid-in capital	56,937,000	56,386,000
Retained earnings	86,985,000	87,386,000
Other accumulated comprehensive income	170,000	83,000
Total Shareholders’ Equity	144,214,000	143,977,000
Noncontrolling interest	2,633,000	2,532,000
TOTAL EQUITY	146,847,000	146,509,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$239,003,000	$251,355,000

Nu Horizons Electronics Corp. Reports Financial Results
for the Second Quarter and Six Months of Fiscal Year 2010	Page 5

EXHIBIT A

Quarterly Sales Analysis
($ in Thousands)

	FY 2010
	YTD	% of Total	Q2	% of Total	Q1	% of Total
North America	$177,273	58.2	$93,596	59.8	$83,677	56.6
Asia	92,401	30.4	47,201	30.1	45,200	30.6
Europe	34,686	11.4	15,803	10.1	18,882	12.8
	$304,360	100.0	$156,600	100.0	$147,759	100.0

	FY 2009
	YTD	% of Total	Q2	% of Total	Q1	% of Total
North America	$269,284	65.4	$138,927	65.6	$130,357	65.1
Asia	109,332	26.5	56,385	26.6	52,947	26.5
Europe	33,349	8.1	16,501	7.8	16,848	8.4
	$411,965	100.0	$211,813	100.0	$200,152	100.0